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                                                                   r e l e a s e

[LOGO]

THOMAS
INDUSTRIES INC.

EXECUTIVE OFFICE
4360 Brownsboro Road, Suite 300
P.O. Box 35120
Louisville, Kentucky 40232-5120
502/893-4600 . Fax:  502/895-6618


     LOUISVILLE,  Kentucky,  December 14, 1999 -- Thomas  Industries Inc. (NYSE:
TII - news) today announced that it plans to repurchase, from time to time, depending on market conditions and other factors, up to 15% of the outstanding shares, or 2,373,000 shares of its outstanding Common Stock in the open market or through privately negotiated transactions at the prevailing market prices. As of December 13, 1999, the Company had 15,823,204 shares outstanding. Shares purchased will be held in the corporate treasury and will be used for general corporate purposes.

     Thomas Industries Inc., headquartered in Louisville, Kentucky, is the recognized leader in the design and manufacture of compressors and vacuum pumps for use in global OEM applications as well as pneumatic construction equipment, leakage detection systems and laboratory equipment. The Company also owns a 32% interest in Genlyte Thomas Group LLC, the third largest lighting fixture manufacturer in North America. Thomas has operations in the United States, Europe and Asia.


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